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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


   Date of Report (Date of Earliest Event Reported)      January 30, 1998
                                                        ------------------

                               Realty ReFund Trust
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             (Exact Name of Registrant as Specified in its Charter)



                                      Ohio
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                 (State or Other Jurisdiction of Incorporation)

        001-07062                                       34-6647590
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(Commission File Number)                   (I.R.S. Employer Identification No.)


925 Euclid Avenue, Suite 1750, Cleveland, Ohio                   44115
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(Address of Principal Executive Offices)                       (Zip Code)


                                 (216) 622-0046
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              (Registrant's Telephone Number, Including Area Code)


1385 Eaton Center, Cleveland, Ohio 44114
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          (Former Name or Former Address, if Changed Since Last Report)



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Item 1.  Changes in Control of Registrant.

         In accordance with the terms of the Formation Agreement approved at the 1997 annual shareholders' meeting held on January 28, 1998, the trustees
(Alan M. Krause, James H. Berick, Alvin M. Kendis, Frank L. Kennard and
Samuel S. Pearlman) and executive officers (Alan M. Krause, Chairman and Co-Chief Executive Officer, and James H. Berick, President and Treasurer) of
Realty ReFund Trust ("RRF") resigned effective January 30, 1998. James F. Wirth, Gregory D. Bruhn, Marc E. Berg, Mark J. Nasca, Lee J. Flory and Edward
G. Hill were appointed the new trustees of RRF effective January 30, 1998.
Mr. Wirth was also appointed Chairman, President and Chief Executive Officer of RRF and Mr. Bruhn was also appointed Executive Vice President, Chief Financial Officer, Treasurer and Secretary of RRF. The new trustees and executive officers of RRF currently beneficially own 45.8% of the outstanding shares of beneficial interest of RRF; all of those shares are beneficially owned by Mr. Wirth and his wife, Gail J. Wirth. The Formation Agreement, attached hereto as Exhibit 2.1 and incorporated herein by reference, more fully describes the transactions which resulted in the change of control and the consideration therefor. RRF is not presently aware of any arrangements which may at a subsequent date result in a further change in control.

Item 2.  Acquisition or Disposition of Assets.

         On February 2, 1998, the "Formation Transactions" described generally below were entered into by RRF in accordance with the terms of the Formation Agreement. The Formation Transactions are more fully described in the Formation Agreement, attached hereto as Exhibit 2.1 and incorporated herein by reference, which Agreement was approved at the 1997 annual shareholders' meeting held on January 28, 1998.

In general terms, the Formation Transactions resulted in the formation of a limited partnership by RRF and Hospitality Corporation International ("HCI"), a privately-held Arizona corporation. HCI and its principal, James F. Wirth, through affiliated entities, controlled seven all-suite hotel properties, comprising 1,036 hotel studio and two-room suites, in Tucson, Phoenix, Scottsdale, Tempe, Flagstaff and Yuma, Arizona and in Ontario, California, five of which were owned by partnerships and two of which were owned by corporations. RRF is the 13% general partner, and the investors in the five partnerships and one of the corporations are the 87% limited partners, in the newly-formed limited partnership. This newly-formed limited partnership acquired substantial interests in the five partnerships and the one corporation. The investors (including Messrs. Wirth, Berg and Flory) received partnership interests in the newly-formed limited partnership in exchange for their interests in the five partnerships and the one corporation. The remaining corporation, which was owned by Mr. Wirth and his wife, was acquired directly by a newly-formed subsidiary of RRF in a stock-for-stock exchange. The partnership interests and RRF stock issued in exchange for the seven hotel properties had an approximate aggregate value of $35,608,000, which represents the appraised value (as determined by independent appraisals) of the seven hotel properties less outstanding debt to be assumed. That value was determined in arms-length negotiations between HCI and RRF prior to the change in control described in Item 1, above. As


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described in Item 1, above, Mr. Wirth is now an officer and trustee of RRF and
Messrs. Berg and Flory are now trustees of RRF. RRF intends to utilize the assets acquired by it in the Formation Transactions in accordance with their use prior to the acquisition. The effect of the Formation Transactions is to re-direct the investment focus of RRF from its prior investment strategy of making wrap-around mortgage loans to the equity ownership of hotel properties, initially located in the southwestern United States.

Item 7.           Financial Statements and Exhibits

(a) - (b)         Financial statements and pro forma financial information
                  will be filed, pursuant to the provisions of paragraph (a)(4) of Item 7, in an amendment to this Current Report on Form 8-K within 60 days after the date of this filing.

(c)               Exhibits.

                  Formation Agreement, dated as of December 15, 1996, by and among Realty ReFund Trust, Mid-America ReaFund Advisors, Inc., InnSuites Hotels, L.L.C., Hospitality Corporation International, Alan M. Krause, James H. Berick, James F. Wirth, and five hotel partnerships and two hotel corporations.


Exhibit
  No.                      Document Description
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 2.1                       Formation Agreement, dated as of December 15, 1996,
                           by and among Realty ReFund Trust, Mid-America ReaFund
                           Advisors, Inc., InnSuites Hotels, L.L.C., Hospitality
                           Corporation International, Alan M. Krause, James H.
                           Berick, James F. Wirth, and five hotel partnerships and two hotel corporations.






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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              Realty ReFund Trust
                                              (Registrant)




Dated:February 17, 1997             By:       /s/ Gregory D. Bruhn
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                                    Name:     Gregory D. Bruhn
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                                    Title:    Executive Vice President, Chief
                                              Financial Officer, Treasurer and
                                              Secretary
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                                INDEX TO EXHIBITS


Exhibit
  No.                      Document Description
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 2.1                       Formation Agreement, dated as of December 15, 1996,
                           by and among Realty ReFund Trust, Mid-America ReaFund
                           Advisors, Inc., InnSuites Hotels, L.L.C., Hospitality
                           Corporation International, Alan M. Krause, James H.
                           Berick, James F. Wirth, and five hotel partnerships and two hotel corporations.